Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 202-637-0317 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
AND INITIATES 2020 FINANCIAL OUTLOOK

•
Exelon's GAAP Net Income for the fourth quarter of 2019 increased to $0.79 per share from $0.16 per share in the fourth quarter of 2018. Adjusted (non-GAAP) Operating Earnings increased to $0.83 per share in the fourth quarter of 2019 from $0.58 per share in the fourth quarter of 2018

•	Exelon introduces 2020 adjusted (non-GAAP) operating earnings guidance range of $3.00-$3.30 per share, reflecting growth in Utilities, offset by lower realized energy and capacity revenues

•	Exelon Utilities project capital expenditures of $26 billion over the next four years to benefit its customers, supporting 7.3% annual rate base growth

•	All four utilities ended the year with their best performance ever on customer satisfaction

•	ComEd had its best performance ever in SAIFI and CAIDI, performing in the top decile for both

•	Generation’s nuclear fleet capacity factor of 95.7% was the company's highest ever (owned and operated units)
CHICAGO (Feb. 11, 2020) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the fourth quarter and full year 2019.
“Each of our utilities achieved record-high customer satisfaction in 2019 as we continued to invest in infrastructure to increase reliability and prepare the grid to accommodate more renewable energy, electric vehicles and other technology necessary to meet the challenge of climate change,” said Christopher M. Crane, president and CEO of Exelon. “Our nuclear fleet achieved its highest capacity factor in company history, and our total generation output accounted for about 12 percent of all the carbon-free energy produced in the U.S., avoiding nearly 81 million metric tons of greenhouse gas emissions. We continued to support the communities we serve last year by volunteering a record-breaking 251,000 hours and donating nearly $52 million to nonprofits.”
“We reported another strong year, with full-year adjusted (non-GAAP) earnings of $3.22 per share coming in above our revised guidance of $3.05 to $3.20 per share,” said Joseph Nigro, senior executive vice president and CFO, Exelon. “Last year we invested $5.5 billion in capital at the utilities - or about $150 million more than originally planned - to modernize the electric grid, and we are on track to invest an additional $6.5 billion in the year ahead as we work to provide our customers with more reliable service and help our states meet their environmental goals. With these investments and our continuing focus on reducing costs, we are providing 2020 adjusted (non-GAAP) earnings guidance of $3.00 to $3.30 per share.”

1

Fourth Quarter 2019
Exelon's GAAP Net Income for the fourth quarter of 2019 increased to $0.79 per share from $0.16 per share in the fourth quarter of 2018. Adjusted (non-GAAP) Operating Earnings increased to $0.83 per share in the fourth quarter of 2019 from $0.58 per share in the fourth quarter of 2018. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 6.
Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2019 primarily reflect:

•	Higher utility earnings due to regulatory rate increases at PECO, BGE and PHI; and

•
Higher Generation earnings due to higher realized energy prices, decreased nuclear outage days, lower operating and maintenance expense and research and development income tax benefits, partially offset by lower capacity prices.

Full Year 2019
Exelon's GAAP Net Income increased to $3.01 per share from $2.07 per share in 2018. Exelon's Adjusted (non-GAAP) Operating Earnings for 2019 increased to $3.22 per share from $3.12 per share in 2018.
Adjusted (non-GAAP) Operating Earnings for the full year 2019 primarily reflect:

•	Higher utility earnings due to regulatory rate increases at PECO, BGE and PHI and higher electric distribution, transmission and energy efficiency earnings at ComEd; partially offset by,

•
Lower Generation earnings due to lower realized energy and capacity prices, partially offset by lower operating and maintenance expense, decreased nuclear outage days and research and development income tax benefits.

Operating Company Results1
ComEd
ComEd's fourth quarter of 2019 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the fourth quarter of 2018. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s fourth quarter of 2019 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the fourth quarter of 2018. The favorable impacts of regulatory rate increases were offset by unfavorable weather conditions and volume and higher storm costs.
BGE
BGE’s fourth quarter of 2019 GAAP Net Income increased to $99 million from $71 million in the fourth quarter of 2018. BGE’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2019 increased to $101 million from $72 million in the fourth quarter of 2018, primarily due to regulatory rate increases. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
____________________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

2

PHI
PHI’s fourth quarter of 2019 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the fourth quarter of 2018. The favorable impacts of regulatory rate increases were offset by an increase in various expenses. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation had GAAP Net Income of $397 million in the fourth quarter of 2019 compared with a GAAP Net Loss of $178 million in the fourth quarter of 2018. Generation’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2019 increased to $427 million from $221 million in the fourth quarter of 2018, primarily reflecting higher realized energy prices, decreased nuclear outage days, lower operating and maintenance expense and research and development income tax benefits, partially offset by lower capacity prices.
The proportion of expected generation hedged for the Mid-Atlantic, Midwest, New York and ERCOT reportable segments as of Dec. 31, 2019, was 91.0% to 94.0% for 2020 and 61.0% to 64.0% for 2021.
Initiates Annual Guidance for 2020
Exelon introduced a guidance range for 2020 Adjusted (non-GAAP) Operating Earnings of $3.00-$3.30 per share. The outlook for 2020 Adjusted (non-GAAP) Operating Earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities;

•	Unrealized gains and losses from NDT funds to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements;

•	Certain costs related to plant retirements;

•	Certain costs incurred to achieve cost management program savings;

•	Other items not directly related to the ongoing operations of the business; and

•	Generation's noncontrolling interest related to exclusion items

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Recent Developments and Fourth Quarter Highlights

•
ComEd Distribution Formula Rate: On Dec. 4, 2019, the Illinois Commerce Commission issued an order approving ComEd’s 2019 annual distribution formula rate update. The final order resulted in a $17 million decrease to the revenue requirement, reflecting a $51 million increase for the initial revenue requirement for 2019 and a $68 million decrease related to the annual reconciliation for 2018. The decrease was set using an allowed return on rate base of 6.51% for the initial revenue requirement and the annual reconciliation, inclusive of an allowed ROE of 8.91%. The rates were effective on Jan. 1, 2020.

•
PECO Transmission Formula Rate: On Dec. 5, 2019, the Federal Energy Regulatory Commission (FERC) issued an order approving a settlement agreement related to PECO’s May 2017 request to implement a formula rate. The settlement agreement provided for an increase of $14 million with a return on base of 7.62% compared with PECO's initial formula rate filing and allows for an ROE of 10.35%, inclusive of a 50 basis point adder for being a member of a Regional Transmission Organization.

•
BGE Maryland Natural Gas and Electric Distribution Base Rate Case: On Dec. 17, 2019, the Maryland Public Service Commission (MDPSC) issued an order approving a settlement under which BGE’s annual electric and natural gas distribution revenues were increased by $18 million and $45 million, respectively. The rates were effective on Dec. 17, 2019.  Under the settlement, the ROEs for purposes of calculating the Allowance for Funds Used During Construction and all authorized surcharges and regulatory asset carrying costs shall be 9.70% for electric and 9.75% for gas.

•
DPL Maryland Electric Distribution Rate Case: On Dec. 5, 2019, DPL filed an application with the MDPSC to increase its annual electric distribution rates by $19 million, reflecting a requested ROE of 10.3%. DPL currently expects a decision in the third quarter of 2020 but cannot predict if the MDPSC will approve the application as filed.

•
FERC Order on the PJM MOPR: On Dec. 19, 2019, FERC issued an order directing PJM Interconnection, LLC (PJM) to extend the Minimum Offer Price Rule (MOPR) to include new and existing resources, including nuclear, that receive state subsidies, effective as of PJM’s next capacity auction. Unless Illinois and New Jersey can implement a Fixed Resource Requirement (FRR) program in their PJM zones, the MOPR will apply to Generation's nuclear plants in those states receiving ZEC benefits, resulting in higher offers for those units that may not clear the capacity market. On Jan. 21, 2020, Exelon, PJM and a number of other entities submitted individual requests for rehearing. Exelon is currently working with PJM and other stakeholders to pursue the FRR option but cannot predict whether the legislative and regulatory changes can be implemented prior to the next capacity auction in PJM. If Generation’s state-supported nuclear plants in PJM or NYISO are subjected to the MOPR without compensation under an FRR or similar program, it could have a material adverse impact on Exelon's and Generation's financial statements.

•
CENG Put Option: On Nov. 20, 2019, Generation received notice of EDF’s intention to exercise the put option to sell its 49.99% equity interest in CENG to Generation and the put automatically exercised on Jan. 19, 2020 at the end of the sixty-day advance notice period. Under the terms of the Put Option, the purchase price is to be determined by agreement of the parties, or absent such agreement, by a third-party arbitration process. Any resulting sale would be subject to the approval of the New York Public Service Commission, FERC and the Nuclear Regulatory Commission. The process and regulatory approvals could take one to two years or more to complete.

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•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 44,647 gigawatt-hours (GWhs) in the fourth quarter of 2019, compared with 45,809 GWhs in the fourth quarter of 2018. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 95.0% capacity factor for the fourth quarter of 2019, compared with 95.1% for the fourth quarter of 2018. Excluding Salem, the number of planned refueling outage days in the fourth quarter of 2019 totaled 64, compared with 76 in the fourth quarter of 2018. There were eight non-refueling outage days in the fourth quarter of 2019, compared with 18 in 2018 in the fourth quarter of 2018.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 98.6% in the fourth quarter of 2019, compared with 99.3% in the fourth quarter of 2018.
Energy Capture for the wind and solar fleet was 96.2% in the fourth quarter of 2019, compared with 97.0% in the fourth quarter of 2018.

•	Financing Activities:

◦
On Nov. 12, 2019, ComEd issued $300 million of its First Mortgage Bonds, 3.20% Series due Nov. 15, 2049. ComEd used the proceeds to repay a portion of outstanding commercial paper obligations and for general corporate purposes.

◦	On Dec. 12, 2019, DPL issued $75 million of its First Mortgage Bonds, 4.14% Series due Dec. 12, 2049. DPL used the proceeds to repay existing indebtedness and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliations
Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income (Loss)	$0.79	$773	$144	$118	$99	$65	$397
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $35 and $32, respectively)	0.10	101	—	—	—	—	95
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Funds (net of taxes of $102)	(0.12)	(119)	—	—	—	—	(119)
Asset Impairments (net of taxes of $1)	—	4	—	—	—	—	4
Plant Retirements and Divestitures (net of taxes of $1)	—	3	—	—	—	—	3
Cost Management Program (net of taxes of $6, $0, $0, $1 and $4, respectively)	0.02	21	—	1	2	3	13
Change in Environmental Liabilities (net of taxes of $1)	—	4	—	—	—	—	4
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.01)	(8)	—	—	—	—	(2)
Noncontrolling Interests (net of taxes of $8)	0.03	33	—	—	—	—	33
2019 Adjusted (non-GAAP) Operating Earnings	$0.83	$810	$144	$119	$101	$68	$427

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Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$0.16	$152	$141	$124	$71	$62	$(178)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $63 and $61, respectively)	0.19	178	—	—	—	—	176
Unrealized Losses Related to NDT Funds (net of taxes of $172)	0.25	243	—	—	—	—	243
Merger Commitments (net of taxes of $0 and $1, respectively)	—	—	—	—	—	4	—
Plant Retirements and Divestitures (net of taxes of $32 and $31, respectively)	0.10	90	—	—	—	—	91
Cost Management Program (net of taxes of $6, $0, $0, $1 and $5, respectively)	0.02	18	—	1	1	2	14
Asset Retirement Obligation (net of taxes of $1)	—	4	—	—	—	—	4
Change in Environmental Liabilities (net of taxes of $1)	—	3	—	—	—	—	3
Gain on Contract Settlement (net of taxes of $20 and $19, respectively)	(0.06)	(55)	—	—	—	—	(56)
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	—	3	—	—	—	—	1
Noncontrolling Interests (net of taxes of $15)	(0.08)	(77)	—	—	—	—	(77)
2018 Adjusted (non-GAAP) Operating Earnings	$0.58	$559	$141	$125	$72	$68	$221

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Adjusted (non-GAAP) Operating Earnings for the full year 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$3.01	$2,936	$688	$528	$360	$477	$1,125
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $66 and $58, respectively)	0.20	197	—	—	—	—	175
Unrealized Gains Related to NDT Funds (net of taxes of $269)	(0.31)	(299)	—	—	—	—	(299)
Asset Impairments (net of taxes of $56)	0.13	123	—	—	—	—	123
Plant Retirements and Divestitures (net of taxes of $9)	0.12	118	—	—	—	—	118
Cost Management Program (net of taxes of $17, $1, $1, $3 and $11, respectively)	0.05	51	—	3	4	7	35
Litigation Settlement Gain (net of taxes of $7)	(0.02)	(19)	—	—	—	—	(19)
Asset Retirement Obligation (net of taxes of $9)	(0.09)	(84)	—	—	—	—	(84)
Change in Environmental Liabilities (net of taxes of $8, $6 and $2, respectively)	0.02	20	—	—	—	16	4
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	5	—	—	—	2	6
Noncontrolling Interests (net of taxes of $26)	0.09	90	—	—	—	—	90
2019 Adjusted (non-GAAP) Operating Earnings	$3.22	$3,139	$688	$531	$364	$502	$1,276

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Adjusted (non-GAAP) Operating Earnings for the full year 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon(a)	ComEd	PECO	BGE	PHI(a)	Generation
2018 GAAP Net Income	$2.07	$2,005	$664	$460	$313	$393	$370
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $89 and $84, respectively)	0.26	252	—	—	—	—	241
Unrealized Losses Related to NDT Funds (net of taxes of $289)	0.35	337	—	—	—	—	337
Merger and Integration Costs (net of taxes of $2)	—	3	—	—	—	—	3
Merger Commitments (net of taxes of $0 and $1, respectively)	—	—	—	—	—	4	—
Asset Impairments (net of taxes of $13)	0.04	35	—	—	—	—	35
Plant Retirements and Divestitures (net of taxes of $181 and $178, respectively)	0.53	512	—	—	—	—	514
Cost Management Program (net of taxes of $16, $1, $1, $2, and $12, respectively)	0.05	48	—	3	3	4	37
Asset Retirement Obligation (net of taxes of $7, $6 and $1, respectively)	0.02	20	—	—	—	16	4
Change in Environmental Liabilities (net of taxes of $0)	—	(1)	—	—	—	—	(1)
Gain on Contract Settlement (net of taxes of $20 and $19, respectively)	(0.06)	(55)	—	—	—	—	(56)
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.02)	(22)	—	—	—	(7)	(28)
Noncontrolling Interests (net of taxes of $24)	(0.12)	(113)	—	—	—	—	(113)
2018 Adjusted (non-GAAP) Operating Earnings	$3.12	$3,021	$664	$463	$316	$410	$1,343
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(a)	Exelon’s and PHI’s amounts have been revised to reflect the correction of an error.

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 46.1% and 41.4% for the three months ended Dec. 31, 2019 and 2018, respectively; and were 47.3% and 46.2% for the twelve months ended Dec. 31, 2019 and 2018, respectively.

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Webcast Information
Exelon will discuss fourth quarter 2019 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2019 revenue of $34 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb. 11, 2020.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2018 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 22, Commitments and Contingencies; (2) the Registrant’s Third Quarter 2019 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, ITEM 1. Financial Statements: Note 16,

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Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI (a)	Generation	Other (b)	Exelon (a)
Three Months Ended December 31, 2019
Operating revenues	$1,405	$766	$779	$1,107	$4,644	$(358)	$8,343
Operating expenses
Purchased power and fuel	474	260	248	406	2,708	(330)	3,766
Operating and maintenance	337	219	192	272	1,147	29	2,196
Depreciation and amortization	266	85	133	192	314	25	1,015
Taxes other than income taxes	73	40	64	109	125	6	417
Total operating expenses	1,150	604	637	979	4,294	(270)	7,394
Gain (loss) on sales of assets and businesses	—	—	—	—	12	(1)	11
Operating income (loss)	255	162	142	128	362	(89)	960
Other income and (deductions)
Interest expense, net	(90)	(36)	(32)	(65)	(93)	(79)	(395)
Other, net	12	5	9	15	293	57	391
Total other income and (deductions)	(78)	(31)	(23)	(50)	200	(22)	(4)
Income (loss) before income taxes	177	131	119	78	562	(111)	956
Income taxes	33	13	20	13	128	(60)	147
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(2)	1	(1)
Net income (loss)	144	118	99	65	432	(50)	808
Net income attributable to noncontrolling interests	—	—	—	—	35	—	35
Net income (loss) attributable to common shareholders	$144	$118	$99	$65	$397	$(50)	$773

Three Months Ended December 31, 2018
Operating revenues	$1,373	$765	$799	$1,115	$5,069	$(309)	$8,812
Operating expenses
Purchased power and fuel	454	273	300	422	3,140	(293)	4,296
Operating and maintenance	360	212	199	274	1,337	(80)	2,302
Depreciation and amortization	244	77	125	184	415	23	1,068
Taxes other than income taxes	73	38	66	112	142	10	441
Total operating expenses	1,131	600	690	992	5,034	(340)	8,107
Gain on sales of assets and businesses	—	—	—	1	—	—	1
Operating income	242	165	109	124	35	31	706
Other income and (deductions)
Interest expense, net	(87)	(33)	(28)	(67)	(128)	(73)	(416)
Other, net	13	3	5	10	(342)	(12)	(323)
Total other income and (deductions)	(74)	(30)	(23)	(57)	(470)	(85)	(739)
Income (loss) before income taxes	168	135	86	67	(435)	(54)	(33)
Income taxes	27	11	15	5	(217)	15	(144)
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(7)	1	(6)
Net income (loss)	141	124	71	62	(225)	(68)	105
Net loss attributable to noncontrolling interests	—	—	—	—	(47)	—	(47)
Net income (loss) attributable to common shareholders	$141	$124	$71	$62	$(178)	$(68)	$152

Change in Net Income from 2018 to 2019	$3	$(6)	$28	$3	$575	$18	$621
__________

(a)	Certain prior year amounts have been revised to reflect the correction of an error.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI (a)	Generation	Other (b)	Exelon (a)
Twelve Months Ended December 31, 2019
Operating revenues	$5,747	$3,100	$3,106	$4,806	$18,924	$(1,245)	$34,438
Operating expenses
Purchased power and fuel	1,941	1,029	1,052	1,798	10,856	(1,179)	15,497
Operating and maintenance	1,305	861	760	1,082	4,718	(111)	8,615
Depreciation and amortization	1,033	333	502	754	1,535	95	4,252
Taxes other than income taxes	301	165	260	450	519	37	1,732
Total operating expenses	4,580	2,388	2,574	4,084	17,628	(1,158)	30,096
Gain (loss) on sales of assets and businesses	4	1	—	—	27	(1)	31
Gain on deconsolidation of business	—	—	—	—	—	1	1
Operating income (loss)	1,171	713	532	722	1,323	(87)	4,374
Other income and (deductions)
Interest expense, net	(359)	(136)	(121)	(263)	(429)	(308)	(1,616)
Other, net	39	16	28	55	1,023	66	1,227
Total other income and (deductions)	(320)	(120)	(93)	(208)	594	(242)	(389)
Income (loss) before income taxes	851	593	439	514	1,917	(329)	3,985
Income taxes	163	65	79	38	516	(87)	774
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(184)	—	(183)
Net income (loss)	688	528	360	477	1,217	(242)	3,028
Net income attributable to noncontrolling interests	—	—	—	—	92	—	92
Net income (loss) attributable to common shareholders	$688	$528	$360	$477	$1,125	$(242)	$2,936

Twelve Months Ended December 31, 2018
Operating revenues	$5,882	$3,038	$3,169	$4,798	$20,437	$(1,346)	$35,978
Operating expenses
Purchased power and fuel	2,155	1,090	1,182	1,831	11,693	(1,281)	16,670
Operating and maintenance	1,335	898	777	1,130	5,464	(267)	9,337
Depreciation and amortization	940	301	483	740	1,797	92	4,353
Taxes other than income taxes	311	163	254	455	556	44	1,783
Total operating expenses	4,741	2,452	2,696	4,156	19,510	(1,412)	32,143
Gain on sales of assets and businesses	5	1	1	1	48	—	56
Operating income	1,146	587	474	643	975	66	3,891
Other income and (deductions)
Interest expense, net	(347)	(129)	(106)	(261)	(432)	(279)	(1,554)
Other, net	33	8	19	43	(178)	(37)	(112)
Total other income and (deductions)	(314)	(121)	(87)	(218)	(610)	(316)	(1,666)
Income (loss) before income taxes	832	466	387	425	365	(250)	2,225
Income taxes	168	6	74	33	(108)	(55)	118
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(30)	1	(28)
Net income (loss)	664	460	313	393	443	(194)	2,079
Net income attributable to noncontrolling interests	—	—	—	—	73	1	74
Net income (loss) attributable to common shareholders	$664	$460	$313	$393	$370	$(195)	$2,005

Change in Net Income from 2018 to 2019	$24	$68	$47	$84	$755	$(47)	$931
__________

(a)	Certain prior year amounts have been revised to reflect the correction of an error.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2019	December 31, 2018 (a)
Assets
Current assets
Cash and cash equivalents	$587	$1,349
Restricted cash and cash equivalents	358	247
Accounts receivable, net
Customer	4,592	4,607
Other	1,583	1,256
Mark-to-market derivative assets	679	804
Unamortized energy contract assets	47	48
Inventories, net
Fossil fuel and emission allowances	312	334
Materials and supplies	1,456	1,351
Regulatory assets	1,170	1,190
Assets held for sale	—	904
Other	1,253	1,238
Total current assets	12,037	13,328
Property, plant and equipment, net	80,233	76,707
Deferred debits and other assets
Regulatory assets	8,335	8,237
Nuclear decommissioning trust funds	13,190	11,661
Investments	464	625
Goodwill	6,677	6,677
Mark-to-market derivative assets	508	452
Unamortized energy contract assets	336	372
Other	3,197	1,575
Total deferred debits and other assets	32,707	29,599
Total assets	$124,977	$119,634
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,370	$714
Long-term debt due within one year	4,710	1,349
Accounts payable	3,560	3,800
Accrued expenses	1,981	2,112
Payables to affiliates	5	5
Regulatory liabilities	406	644
Mark-to-market derivative liabilities	247	475
Unamortized energy contract liabilities	132	149
Renewable energy credit obligation	443	344
Liabilities held for sale	—	777
Other	1,331	1,035
Total current liabilities	14,185	11,404
Long-term debt	31,329	34,075
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,351	11,321
Asset retirement obligations	10,846	9,679
Pension obligations	4,247	3,988
Non-pension postretirement benefit obligations	2,076	1,928
Spent nuclear fuel obligation	1,199	1,171
Regulatory liabilities	9,986	9,559
Mark-to-market derivative liabilities	393	479
Unamortized energy contract liabilities	338	463
Other	3,064	2,130
Total deferred credits and other liabilities	44,500	40,718
Total liabilities	90,404	86,587
Commitments and contingencies
Shareholders’ equity
Common stock	19,274	19,116
Treasury stock, at cost	(123)	(123)
Retained earnings	16,267	14,743
Accumulated other comprehensive loss, net	(3,194)	(2,995)
Total shareholders’ equity	32,224	30,741
Noncontrolling interests	2,349	2,306
Total equity	34,573	33,047
Total liabilities and shareholders’ equity	$124,977	$119,634

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$3,028	$2,079
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	5,780	5,971
Assets on Impairments	201	50
Gain on sales of assets and businesses	(27)	(56)
Deferred income taxes and amortization of investment tax credits	681	(108)
Net fair value changes related to derivatives	222	294
Net realized and unrealized (gains) losses on NDT funds	(663)	303
Other non-cash operating activities	613	1,131
Changes in assets and liabilities:
Accounts receivable	(243)	(565)
Inventories	(87)	(37)
Accounts payable and accrued expenses	(425)	551
Option premiums paid, net	(29)	(43)
Collateral (posted) received, net	(438)	82
Income taxes	(64)	340
Pension and non-pension postretirement benefit contributions	(408)	(383)
Other assets and liabilities	(1,482)	(965)
Net cash flows provided by operating activities	6,659	8,644
Cash flows from investing activities
Capital expenditures	(7,248)	(7,594)
Proceeds from NDT fund sales	10,051	8,762
Investment in NDT funds	(10,087)	(8,997)
Acquisition of assets and businesses, net	(41)	(154)
Proceeds from sales of assets and businesses	53	91
Other investing activities	12	58
Net cash flows used in investing activities	(7,260)	(7,834)
Cash flows from financing activities
Changes in short-term borrowings	781	(338)
Proceeds from short-term borrowings with maturities greater than 90 days	—	126
Repayments on short-term borrowings with maturities greater than 90 days	(125)	(1)
Issuance of long-term debt	1,951	3,115
Retirement of long-term debt	(1,287)	(1,786)
Dividends paid on common stock	(1,408)	(1,332)
Proceeds from employee stock plans	112	105
Other financing activities	(82)	(108)
Net cash flows used in financing activities	(58)	(219)
(Decrease) increase in cash, cash equivalents and restricted cash	(659)	591
Cash, cash equivalents and restricted cash at beginning of period	1,781	1,190
Cash, cash equivalents and restricted cash at end of period	$1,122	$1,781

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended December 31, 2019 and 2018
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2018 GAAP Net Income (Loss)	$0.16	$141		$124		$71		$62		$(178)	$(68)	$152
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $61, $2 and $63, respectively)	0.19	—		—		—		—		176	2	178
Unrealized Losses Related to NDT Funds (net of taxes of $172) (1)	0.25	—		—		—		—		243	—	243
PHI Merger Commitments (net of taxes of $1 and $1, respectively)	—	—		—		—		4		—	(4)	—
Plant Retirements and Divestitures (net of taxes of $31, $1 and $32, respectively) (2)	0.10	—		—		—		—		91	(1)	90
Cost Management Program (net of taxes of $0, $0, $1, $5 and $6, respectively) (3)	0.02	—		1		1		2		14	—	18
Asset Retirement Obligations (net of taxes of $1)	—	—		—		—		—		4	—	4
Change in Environmental Liabilities (net of taxes of $1)	—	—		—		—		—		3	—	3
Gain on Contract Settlement (net of taxes of $19, $1 and $20, respectively) (4)	(0.06)	—		—		—		—		(56)	1	(55)
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	—	—		—		—		—		1	2	3
Noncontrolling Interests (net of taxes of $15) (6)	(0.08)	—		—		—		—		(77)	—	(77)
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.58	141		125		72		68		221	(68)	559

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.01)	—	(b)	(4)		—	(b)	(4)	(b)	—	—	(8)
Load	(0.01)	—	(b)	(8)		—	(b)	2	(b)	—	—	(6)
Other Energy Delivery (7)	0.06	9	(c)	21	(c)	24	(c)	8	(c)	—	—	62
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (8)	(0.03)	—		—		—		—		(29)	—	(29)
Nuclear Fuel Cost (9)	0.01	—		—		—		—		10	—	10
Capacity Pricing (10)	(0.12)	—		—		—		—		(113)	—	(113)
Zero Emission Credit Revenue (11)	0.03	—		—		—		—		34	—	34
Market and Portfolio Conditions (12)	0.10	—		—		—		—		95	—	95
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	0.06	14		3		5		4		31	—	57
Planned Nuclear Refueling Outages (14)	0.01	—		—		—		—		10	—	10
Pension and Non-Pension Postretirement Benefits (15)	0.02	6		1		(1)		(4)		13	2	17
Other Operating and Maintenance (16)	—	(4)		(8)		1		(3)		81	(71)	(4)
Depreciation and Amortization Expense (17)	(0.03)	(16)		(6)		(7)		(6)		6	(1)	(30)
Interest Expense, Net (18)	0.03	(1)		(1)		—		1		9	22	30
Income Taxes (19)	0.09	(3)		(3)		5		(3)		34	58	88
Noncontrolling Interests (20)	0.02	—		—		—		—		19	—	19
Other	0.02	(2)		(1)		2		5		6	10	20
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.25	3		(6)		29		—		206	20	251

2019 GAAP Net Income (Loss)	0.79	144		118		99		65		397	(50)	773
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $32, $3 and $35, respectively)	0.10	—		—		—		—		95	6	101
Unrealized Gains Related to NDT Funds (net of taxes of $102) (1)	(0.12)	—		—		—		—		(119)	—	(119)
Asset Impairments (net of taxes of $1)	—	—		—		—		—		4	—	4
Plant Retirements and Divestitures (net of taxes of $1) (2)	—	—		—		—		—		3	—	3
Cost Management Program (net of taxes of $0, $0, $1, $4, $1 and $6, respectively) (3)	0.02	—		1		2		3		13	2	21
Change in Environmental Liabilities (net of taxes of $1)	—	—		—		—		—		4	—	4
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	(0.01)	—		—		—		—		(2)	(6)	(8)
Noncontrolling Interests (net of taxes of $8) (6)	0.03	—		—		—		—		33	—	33
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.83	$144		$119		$101		$68		$427	$(48)	$810

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0 percent to 29.0 percent. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 46.1 percent and 41.4 percent for the three months ended December 31, 2019 and 2018, respectively.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(c)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2018, primarily reflects accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island (TMI) nuclear facilities. In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.

(3)	Primarily represents severance and reorganization costs related to cost management programs.

(4)	Represents the gain on the settlement of a long-term gas supply agreement at Generation.

(5)
In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the TCJA. In 2019, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.

(6)	Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains on NDT fund investments for CENG units.

(7)
For ComEd, primarily reflects increased energy efficiency and transmission revenues due to higher fully recoverable costs. For PECO, BGE, and PHI, primarily reflects increased revenue as a result of rate increases.

(8)	Primarily reflects the permanent cease of generation operations at TMI in September 2019, partially offset by a decrease in nuclear outage days.

(9)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.

(10)	Reflects decreased capacity prices in the Mid-Atlantic, Midwest, New York, and Other power regions.

(11)	Primarily reflects an increase in New York ZEC prices and the approval of the New Jersey ZEC Program in the second quarter of 2019.

(12)	Primarily reflects higher realized energy prices.

(13)
For ComEd, primarily reflects decreased contracting costs. For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI and lower labor costs resulting from previous cost management programs.

(14)	Primarily reflects a decrease in the number of nuclear outage days in 2019, excluding Salem.

(15)
Primarily reflects an increase in discount rates and the favorable impacts of the merger of two of Exelon’s pension plans effective in January 2019, partially offset by lower than expected asset returns in 2018.

(16)
For Generation, primarily reflects a higher NEIL insurance distribution and a decrease in planned nuclear outage days at Salem in 2019. For PECO, primarily reflects increased storm costs. For Corporate, includes a charitable contribution to the Exelon Foundation.

(17)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects higher depreciation rates effective January 2019. For PHI, the impact of ongoing capital expenditures is partially offset by decreased regulatory asset amortization.

(18)	For Corporate, includes an interest benefit related to research and development refund claims.

(19)
For Generation, primarily reflects research and development refund claims and renewable tax credits, partially offset by one-time adjustments. For Corporate, primarily reflects research and development refund claims and one-time adjustments.

(20)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Twelve Months Ended December 31, 2019 and 2018
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI (a)		Generation	Other (b)	Exelon (a)
2018 GAAP Net Income (Loss)	$2.07	$664		$460		$313		$393		$370	$(195)	$2,005
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $84, $5 and $89, respectively)	0.26	—		—		—		—		241	11	252
Unrealized Losses Related to NDT Funds (net of taxes of $289) (1)	0.35	—		—		—		—		337	—	337
PHI Merger and Integration Costs (net of taxes of $2)	—	—		—		—		—		3	—	3
PHI Merger Commitments (net of taxes of $1 and $1, respectively)	—	—		—		—		4		—	(4)	—
Asset Impairments (net of taxes of $13) (2)	0.04	—		—		—		—		35	—	35
Plant Retirements and Divestitures (net of taxes of $178, $2, and $181, respectively) (3)	0.53	—		—		—		—		514	(2)	512
Cost Management Program (net of taxes of $1, $1, $2, $0, $12, and $16, respectively) (4)	0.05	—		3		3		4		37	1	48
Asset Retirement Obligation (net of taxes of $6, $1 and $7, respectively) (5)	0.02	—		—		—		16		4	—	20
Change in Environmental Liabilities (net of taxes of $0)	—	—		—		—		—		(1)	—	(1)
Gain on Contract Settlement (net of taxes of $19, $1 and $20, respectively) (6)	(0.06)	—		—		—		—		(56)	1	(55)
Income Tax-Related Adjustments (entire amount represents tax expense) (7)	(0.02)	—		—		—		(7)		(28)	13	(22)
Noncontrolling Interests (net of taxes of $24) (8)	(0.12)	—		—		—		—		(113)	—	(113)
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	3.12	664		463		316		410		1,343	(175)	3,021

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.02)	—	(c)	(14)		—	(c)	(9)	(c)	—	—	(23)
Load	(0.01)	—	(c)	(11)		—	(c)	3	(c)	—	—	(8)
Other Energy Delivery (9)	0.26	56	(d)	112	(d)	49	(d)	36	(d)	—	—	253
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (10)	(0.11)	—		—		—		—		(111)	—	(111)
Nuclear Fuel Cost (11)	0.04	—		—		—		—		39	—	39
Capacity Pricing (12)	(0.22)	—		—		—		—		(218)	—	(218)
Zero Emission Credit Revenue (13)	(0.01)	—		—		—		—		(7)	—	(7)
Market and Portfolio Conditions (14)	(0.27)	—		—		—		—		(261)	—	(261)
Operating and Maintenance Expense:
Labor, Contracting and Materials (15)	0.17	19		(1)		(6)		28		130	—	170
Planned Nuclear Refueling Outages (16)	0.08	—		—		—		—		74	—	74
Pension and Non-Pension Postretirement Benefits (17)	0.08	26		4		(1)		(10)		46	12	77
Other Operating and Maintenance (18)	0.03	(23)		23		19		15		80	(84)	30
Depreciation and Amortization Expense (19)	(0.10)	(66)		(23)		(14)		(10)		19	(4)	(98)
Interest Expense, Net (20)	—	(6)		(4)		(7)		(2)		16	7	4
Income Taxes (21)	0.06	10		(22)		9		29		16	14	56
Noncontrolling Interests (22)	0.16	—		—		—		—		156	—	156
Other (23)	(0.02)	8		4		(1)		12		(46)	8	(15)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.10	24		68		48		92		(67)	(47)	118

2019 GAAP Net Income (Loss)	3.01	688		528		360		477		1,125	(242)	2,936
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $58, $8 and $66, respectively)	0.20	—		—		—		—		175	22	197
Unrealized Gains Related to NDT Funds (net of taxes of $269) (1)	(0.31)	—		—		—		—		(299)	—	(299)
Asset Impairments (net of taxes of $56) (2)	0.13	—		—		—		—		123	—	123
Plant Retirements and Divestitures (net of taxes of $9) (3)	0.12	—		—		—		—		118	—	118
Cost Management Program (net of taxes of $1, $1, $3, $11, $1, and $17, respectively) (4)	0.05	—		3		4		7		35	2	51
Litigation Settlement Gain (net of taxes of $7)	(0.02)	—		—		—		—		(19)	—	(19)
Asset Retirement Obligation (net of taxes of $9) (5)	(0.09)	—		—		—		—		(84)	—	(84)
Change in Environmental Liabilities (net of taxes of $6, $2 and $8, respectively)	0.02	—		—		—		16		4	—	20
Income Tax-Related Adjustments (entire amount represents tax expense) (7)	0.01	—		—		—		2		6	(3)	5
Non Controlling Interests (net of taxes of $26) (8)	0.09	—		—		—		—		90	—	90
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	$3.22	$688		$531		$364		$502		$1,276	$(222)	$3,139

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0 percent to 29.0 percent. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 47.3 percent and 46.2 percent for the twelve months ended December 31, 2019 and 2018, respectively.

(a)	Exelon's and PHI's amounts have been revised to reflect the correction of an error.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(d)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2018, primarily reflects the impairment of certain wind projects at Generation. In 2019, primarily reflects the impairment of equity method investments in certain distributed energy companies. The impact of such impairment net of noncontrolling interest is $0.02.

(3)
In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO and a gain on the sale of certain wind assets.

(4)	Primarily represents severance and reorganization costs related to cost management programs.

(5)
In 2018, reflects an increase at Pepco related primarily to asbestos identified at its Buzzard Point property. In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.

(6)	Represents the gain on the settlement of a long-term gas supply agreement at Generation.

(7)
In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the TCJA. In 2019, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.

(8)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2018, primarily related to the impact of unrealized losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies.

(9)
For ComEd, reflects increased electric distribution, energy efficiency and transmission revenues (due to higher rate base and fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). Additionally, for ComEd, reflects decreased mutual assistance revenues. For PECO, BGE, and PHI, reflects increased revenue as a result of rate increases. For PECO, also reflects increased revenue as a result of the absence in 2019 of the 2010 and 2011 electric and gas distribution tax repair credits fully refunded in 2018. For PHI, the rate increases were partially offset by the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements.

(10)	Primarily reflects the permanent cease of generation operations at Oyster Creek in September 2018 and TMI in September 2019, partially offset by a decrease in nuclear outage days.

(11)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at Oyster Creek and TMI.

(12)	Reflects decreased capacity prices in the Mid-Atlantic, Midwest, New York, and Other Power Regions.

(13)
Primarily reflects the absence of the revenue recognized in the first quarter 2018 related to zero emissions credits generated in Illinois from June through December 2017, partially offset by an increase in New York ZEC prices and the approval of the New Jersey ZEC Program in the second quarter of 2019.

(14)	Primarily reflects lower realized energy prices.

(15)
For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at Oyster Creek and TMI and lower labor costs resulting from previous cost management programs. For PHI, primarily reflects decreased contracting costs. For ComEd, primarily reflects decreased mutual assistance expenses.

(16)	Primarily reflects a decrease in the number of nuclear outage days in 2019, excluding Salem.

(17)
Primarily reflects an increase in discount rates and the favorable impacts of the merger of two of Exelon’s pension plans effective in January 2019, partially offset by lower than expected asset returns in 2018.

(18)
For Generation, primarily reflects higher NEIL insurance distributions, partially offset by an increase in planned nuclear outage days at Salem in 2019. For ComEd, primarily reflects increased storm costs. For PECO and BGE, primarily reflects decreased storm costs related primarily to the March 2018 winter storms. For PHI, primarily reflects a decrease in uncollectible accounts expense. For Corporate, includes a charitable contribution to the Exelon Foundation.

(19)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects higher depreciation rates effective January 2019 and increased amortization of deferred energy efficiency costs pursuant to FEJA. For PHI, the impact of ongoing capital expenditures is partially offset by decreased regulatory asset amortization.

(20)	For Corporate, includes an interest benefit related to research and development refund claims.

(21)
For Generation, primarily reflects research and development refund claims, partially offset by renewable tax credits and one-time adjustments. For PECO, primarily reflects decreased amortization of income tax regulatory liabilities established in 2010 and 2011 for electric and gas repair deductions that were fully refunded to customers in 2018. For PHI, primarily reflects the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements. For Corporate, primarily reflects research and development refund claims.

(22)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

(23)	For Generation, primarily reflects lower realized NDT fund gains.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,343	$67	(c)	$8,812	$166	(c)
Operating expenses
Purchased power and fuel	3,766	(64)	(c)	4,296	21	(c),(e),(j)
Operating and maintenance	2,196	(32)	(d),(e),(f),(g)	2,302	(38)	(d),(e),(f),(g),(k)
Depreciation and amortization	1,015	(20)	(e)	1,068	(112)	(e)
Taxes other than income taxes	417	—		441	(1)	(d)
Total operating expenses	7,394			8,107
Gain on sales of assets and businesses	11	(11)	(e)	1	—
Operating income	960			706
Other income and (deductions)
Interest expense, net	(395)	(5)	(c)	(416)	15	(c)
Other, net	391	(221)	(i)	(323)	425	(c),(i)
Total other income and (deductions)	(4)			(739)
Income (loss) before income taxes	956			(33)
Income taxes	147	(61)	(c),(d),(f),(g),(h),(i)	(144)	252	(c),(d),(e),(f),(g),(h),(i),(j),(k)
Equity in losses of unconsolidated affiliates	(1)	—		(6)	—
Net income	808			105
Net income (loss) attributable to noncontrolling interests	35	(33)	(l)	(47)	77	(l)
Net income attributable to common shareholders	$773			$152
Effective tax rate(m)	15.4%			436.4%
Earnings per average common share
Basic	$0.79			$0.16
Diluted	$0.79			$0.16
Average common shares outstanding
Basic	974			969
Diluted	975			971
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Certain immaterial prior year amounts in Exelon's Consolidated Statements of Operations and Comprehensive Income have been revised to reflect the corrections of an error.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)	Adjustment to exclude severance and reorganization costs related to cost management programs.

(e)
In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2018, adjustment to exclude accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island (TMI) nuclear facilities.

(f)	Adjustment to exclude a change in environmental liabilities.

(g)	Adjustment to exclude asset impairments.

(h)
In 2019, adjustment to primarily exclude deferred income taxes due to changes in forecasted apportionment. In 2018, adjustment to exclude an adjustment to the remeasurement of deferred income taxes as a result of the TCJA.

(i)
Adjustment to exclude impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(j)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

(k)	Adjustment to exclude annual asset retirement obligation update.

(l)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT funds at CENG.

(m)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 9.5% and 15.4% for the three months ended December 31, 2019 and 2018, respectively.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$34,438	$3	(c)	$35,978	$263	(c)
Operating expenses
Purchased power and fuel	15,497	(224)	(c),(d)	16,670	(38)	(c),(d),(m)
Operating and maintenance	8,615	37	(d),(e),(f),(g),(h),(j)	9,337	(272)	(d),(e),(f),(h),(j),(l)
Depreciation and amortization	4,252	(314)	(d)	4,353	(553)	(d)
Taxes other than income taxes	1,732	—		1,783	(1)	(e)
Total operating expenses	30,096			32,143
Gain on sales of assets and businesses	31	(27)	(d)	56	(48)	(d)
Gain on deconsolidation of business	1	—		—	—
Operating income	4,374			3,891
Other income and (deductions)
Interest expense, net	(1,616)	38	(c)	(1,554)	25	(c)
Other, net	1,227	(722)	(c),(d),(k)	(112)	625	(c),(k)
Total other income and (deductions)	(389)			(1,666)
Income before income taxes	3,985			2,225
Income taxes	774	(156)	(c),(d),(e),(f),(g),(h),(i),(j),(k)	118	600	(c),(d),(e),(f),(i),(j),(k),(l),(m)
Equity in losses of unconsolidated affiliates	(183)	164	(j)	(28)	—
Net income	3,028			2,079
Net income attributable to noncontrolling interests	92	(91)	(n)	74	113	(n)
Net income attributable to common shareholders	$2,936			$2,005
Effective tax rate(o)	19.4%			5.3%
Earnings per average common share
Basic	$3.02			$2.07
Diluted	$3.01			$2.07
Average common shares outstanding
Basic	973			967
Diluted	974			969
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Certain immaterial prior year amounts in Exelon's Consolidated Statements of Operations and Comprehensive Income have been revised to reflect the correction of an error.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO and a gain on the sale of certain wind assets. In 2018, adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(e)	Adjustment to exclude severance and reorganization costs related to cost management programs.

(f)
In 2019, adjustment to exclude a benefit related to Generation's annual nuclear ARO update for non-regulatory units. In 2018, adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(g)	Adjustment to exclude a gain related to a litigation settlement.

(h)	Adjustment to exclude a change in environmental liabilities.

(i)
In 2019, adjustment to primarily exclude the adjustment to deferred income taxes due to changes in forecasted apportionment. In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of the TCJA.

(j)
In 2019, adjustment to primarily exclude the impairment of equity method investments in certain distributed energy companies. In 2018, adjustment to exclude the impairment of certain wind projects at Generation.

(k)
Adjustment to exclude impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(l)	Adjustment to exclude costs related to the PHI acquisition.

(m)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

(n)
Adjustment to exclude from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies. In 2018, primarily related to the impact of unrealized losses on NDT fund investments for CENG units.

(o)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 16.4% and 18.2% for the twelve months ended December 31, 2019 and 2018, respectively.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,405	$—	$1,373	$—
Operating expenses
Purchased power and fuel	474	—	454	—
Operating and maintenance	337	—	360	—
Depreciation and amortization	266	—	244	—
Taxes other than income taxes	73	—	73	—
Total operating expenses	1,150		1,131
Operating income	255		242
Other income and (deductions)
Interest expense, net	(90)	—	(87)	—
Other, net	12	—	13	—
Total other income and (deductions)	(78)		(74)
Income before income taxes	177		168
Income taxes	33	—	27	—
Net income	$144		$141

	Twelve Months Ended December 31, 2019		Twelve Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,747	$—	$5,882	$—
Operating expenses
Purchased power and fuel	1,941	—	2,155	—
Operating and maintenance	1,305	—	1,335	—
Depreciation and amortization	1,033	—	940	—
Taxes other than income taxes	301	—	311	—
Total operating expenses	4,580		4,741
Gain on sales of assets	4	—	5	—
Operating income	1,171		1,146
Other income and (deductions)
Interest expense, net	(359)	—	(347)	—
Other, net	39	—	33	—
Total other income and (deductions)	(320)		(314)
Income before income taxes	851		832
Income taxes	163	—	168	—
Net income	$688		$664
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$766	$—		$765	$—
Operating expenses
Purchased power and fuel	260	—		273	—
Operating and maintenance	219	(1)	(c)	212	(1)	(c)
Depreciation and amortization	85	—		77	—
Taxes other than income taxes	40	—		38	—
Total operating expenses	604			600
Operating income	162			165
Other income and (deductions)
Interest expense, net	(36)	—		(33)	—
Other, net	5	—		3	—
Total other income and (deductions)	(31)			(30)
Income before income taxes	131			135
Income taxes	13	—		11	—
Net income	$118			$124

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,100	$—		$3,038	$—
Operating expenses
Purchased power and fuel	1,029	—		1,090	—
Operating and maintenance	861	(4)	(c)	898	(4)	(b),(c)
Depreciation and amortization	333	—		301	—
Taxes other than income taxes	165	—		163	—
Total operating expenses	2,388			2,452
Gain on sales of assets	1	—		1	—
Operating income	713			587
Other income and (deductions)
Interest expense, net	(136)	—		(129)	—
Other, net	16	—		8	—
Total other income and (deductions)	(120)			(121)
Income before income taxes	593			466
Income taxes	65	1	(c)	6	1	(b),(c)
Net income	$528			$460
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude costs related to the PHI acquisition.

(c)	Adjustment to exclude severance and reorganization costs related to cost management programs.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$779	$—		$799	$—
Operating expenses
Purchased power and fuel	248	—		300	—
Operating and maintenance	192	(2)	(c)	199	(1)	(c)
Depreciation and amortization	133	—		125	—
Taxes other than income taxes	64	—		66	—
Total operating expenses	637			690
Operating income	142			109
Other income and (deductions)
Interest expense, net	(32)	—		(28)	—
Other, net	9	—		5	—
Total other income and (deductions)	(23)			(23)
Income before income taxes	119			86
Income taxes	20	—		15	—
Net income	$99			$71

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,106	$—		$3,169	$—
Operating expenses
Purchased power and fuel	1,052	—		1,182	—
Operating and maintenance	760	(5)	(c)	777	(4)	(b),(c)
Depreciation and amortization	502	—		483	—
Taxes other than income taxes	260	—		254	—
Total operating expenses	2,574			2,696
Gain on sales of assets	—	—		1	—
Operating income	532			474
Other income and (deductions)
Interest expense, net	(121)	—		(106)	—
Other, net	28	—		19	—
Total other income and (deductions)	(93)			(87)
Income before income taxes	439			387
Income taxes	79	1	(c)	74	1	(b),(c)
Net income	$360			$313
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude costs related to the PHI acquisition.

(c)	Adjustment to exclude severance and reorganization costs related to cost management programs.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,107	$—		$1,115	$—
Operating expenses
Purchased power and fuel	406	—		422	—
Operating and maintenance	272	(3)	(e)	274	(8)	(e),(f)
Depreciation and amortization	192	—		184	—
Taxes other than income taxes	109	—		112	—
Total operating expenses	979			992
Gain on sales of assets	—	—		1	—
Operating income	128			124
Other income and (deductions)
Interest expense, net	(65)	—		(67)	—
Other, net	15	—		10	—
Total other income and (deductions)	(50)			(57)
Income before income taxes	78			67
Income taxes	13	—		5	2	(e),(f)
Net income	$65			$62

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,806	$—		$4,798	$—
Operating expenses
Purchased power and fuel	1,798	—		1,831	—
Operating and maintenance	1,082	(32)	(d),(e)	1,130	(33)	(c),(e),(f)
Depreciation and amortization	754	—		740	—
Taxes other than income taxes	450	—		455	—
Total operating expenses	4,084			4,156
Gain on sales of assets	—	—		1	—
Operating income	722			643
Other income and (deductions)
Interest expense, net	(263)	—		(261)	—
Other, net	55	—		43	—
Total other income and (deductions)	(208)			(218)
Income before income taxes	514			425
Income taxes	38	7	(d),(e)	33	16	(c),(e),(f)
Equity in earnings of unconsolidated affiliates	1			1
Net income	$477			$393
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Certain immaterial prior year amounts in PHI's Consolidated Statements of Operations and Comprehensive Income have been revised to reflect the correction of an error.

(c)	Adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(d)	Adjustment to exclude an increase at Pepco related primarily to an increase in environmental liabilities.

(e)	Adjustment to exclude severance and reorganization costs related to cost management programs.

(f)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisitions

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,644	$67	(b)	$5,069	$166	(b)
Operating expenses
Purchased power and fuel	2,708	(64)	(b)	3,140	21	(b),(e),(i)
Operating and maintenance	1,147	(23)	(d),(e),(f),(g)	1,337	(33)	(d),(e),(f),(g),(k)
Depreciation and amortization	314	(20)	(e)	415	(112)	(e)
Taxes other than income taxes	125	—		142	(1)	(d)
Total operating expenses	4,294			5,034
Gain on sales of assets and businesses	12	(11)	(e)	—
Operating income	362			35
Other income and (deductions)
Interest expense, net	(93)	(4)	(b)	(128)	11	(b)
Other, net	293	(221)	(c)	(342)	425	(b),(c)
Total other income and (deductions)	200			(470)
Income (loss) before income taxes	562			(435)
Income taxes	128	(60)	(b),(c),(d),(e),(f),(g),(h)	(217)	251	(b),(c),(d),(e),(f),(h),(i),(k),(g)
Equity in losses of unconsolidated affiliates	(2)	—		(7)	—
Net income (loss)	432			(225)
Net income (loss) attributable to noncontrolling interests	35	(33)	(j)	(47)	77	(j)
Net income (loss) attributable to membership interest	$397			$(178)

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$18,924	$3	(b)	$20,437	$263	(b)
Operating expenses
Purchased power and fuel	10,856	(224)	(b),(e)	11,693	(38)	(b),(e),(i)
Operating and maintenance	4,718	69	(d),(e),(f),(g),(k),(m)	5,464	(235)	(d),(e),(f),(g),(l)
Depreciation and amortization	1,535	(314)	(e)	1,797	(553)	(e)
Taxes other than income taxes	519	—		556	(1)	(d)
Total operating expenses	17,628			19,510
Gain on sales of assets and businesses	27	(27)	(e)	48	(48)	(e)
Operating income	1,323			975
Other income and (deductions)
Interest expense, net	(429)	17	(b)	(432)	7	(b)
Other, net	1,023	(722)	(b),(c),(e)	(178)	625	(b),(c)
Total other income and (deductions)	594			(610)
Income before income taxes	1,917			365
Income taxes	516	(156)	(b),(c),(d),(e),(f),(g),(h),(k),(m)	(108)	588	(b),(c),(d),(e),(h),(i),(l),(g)
Equity in losses of unconsolidated affiliates	(184)	164	(g)	(30)	—
Net income	1,217			443
Net income attributable to noncontrolling interests	92	(91)	(j)	73	113	(j)
Net income attributable to membership interest	$1,125			$370
__________

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)
Adjustment to exclude impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(d)	Adjustment to exclude severance and reorganization costs related to cost management programs.

(e)
In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO and a gain on the sale of certain wind assets. In 2018, adjustment to exclude accelerated depreciation and amortization expense and one-time charges associated with Generation's decision to early retire the Oyster Creek and Three Mile Island (TMI) nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO and accelerated depreciation and amortization expenses, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(f)	Adjustment to exclude a change in environmental liabilities.

(g)
In 2019, adjustment primarily to exclude the impairment of equity method investments in certain distributed energy companies. In 2018, adjustment to exclude the impairment of certain wind projects at Generation.

(h)
In 2019, adjustment to primarily exclude deferred income taxes due to changes in forecasted apportionment. In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of the TCJA.

(i)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

(j)
Adjustment to exclude from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments for CENG units. For the twelve months ended December 31, 2019, adjustment also excluded the impact of the Generation's annual nuclear ARO update for CENG units and was also partially offset by the impairment of certain equity investments in distributed energy companies.

(k)	Adjustment to exclude Generation's annual nuclear ARO update for non-regulatory units.

(l)	Adjustment to exclude costs related to the PHI acquisition.

(m)	Adjustment to exclude a gain related to a litigation settlement.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(358)	$—		$(309)	$—
Operating expenses
Purchased power and fuel	(330)	—		(293)	—
Operating and maintenance	29	(3)	(c)	(80)	5	(c),(g)
Depreciation and amortization	25	—		23	—
Taxes other than income taxes	6	—		10	—
Total operating expenses	(270)			(340)
Loss on sales of assets	(1)	—		—	—
Operating income	(89)			31
Other income and (deductions)
Interest expense, net	(79)	(1)	(d)	(73)	4	(d)
Other, net	57	—		(12)
Total other income and (deductions)	(22)			(85)
Loss before income taxes	(111)			(54)
Income taxes	(60)	(1)	(c),(d),(e)	15	(1)	(d),(e),(f),(g),(h)
Equity in earnings of unconsolidated affiliates	1	—		1	—
Net loss	(50)			(68)
Net income attributable to noncontrolling interests	—	—		—	—
Net loss attributable to common shareholders	$(50)			$(68)

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(1,245)	$—		$(1,346)	$—
Operating expenses
Purchased power and fuel	(1,179)	—		(1,281)	—
Operating and maintenance	(111)	9	(c)	(267)	4	(c),(g)
Depreciation and amortization	95	—		92	—
Taxes other than income taxes	37	—		44	—
Total operating expenses	(1,158)			(1,412)
Loss on sales of assets	(1)	—		—	—
Gain on deconsolidation of business	1	—		—	—
Operating income	(87)			66
Other income and (deductions)
Interest expense, net	(308)	21	(d)	(279)	18	(d)
Other, net	66	—		(37)	—
Total other income and (deductions)	(242)			(316)
Loss before income taxes	(329)			(250)
Income taxes	(87)	(9)	(c),(d),(e)	(55)	(6)	(d),(e),(f),(g),(h)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net loss	(242)			(194)
Net income attributable to noncontrolling interests	—	—		1	—
Net loss attributable to common shareholders	$(242)			$(195)
__________

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude severance and reorganization costs related to cost management programs.

(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(e)
In 2019, adjustment to exclude primarily deferred income taxes due to changes in forecasted apportionment. In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of TCJA.

(f)
Adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(g)	Adjustment to exclude costs related to the PHI acquisition.

(h)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

ComEd Statistics
Three Months Ended December 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	6,076	6,172	(1.6)%	0.2%	$696	$664	4.8%
Small commercial & industrial	7,417	7,606	(2.5)%	(2.2)%	360	355	1.4%
Large commercial & industrial	6,799	6,768	0.5%	0.6%	140	126	11.1%
Public authorities & electric railroads	295	325	(9.2)%	(9.2)%	13	11	18.2%
Other(b)	—	—	n/a	n/a	226	212	6.6%
Total rate-regulated electric revenues(c)	20,587	20,871	(1.4)%	(0.7)%	1,435	1,368	4.9%
Other Rate-Regulated Revenue(d)					(30)	5	(700.0)%
Total Electric Revenues					$1,405	$1,373	2.3%
Purchased Power					$474	$454	4.4%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,297	2,288	2,226	0.4%	3.2%
Cooling Degree-Days	12	31	11	(61.3)%	9.1%

Twelve Months Ended December 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	26,813	28,192	(4.9)%	0.4%	$2,916	$2,942	(0.9)%
Small commercial & industrial	30,934	31,811	(2.8)%	(1.9)%	1,463	1,487	(1.6)%
Large commercial & industrial	27,658	28,166	(1.8)%	(1.2)%	540	538	0.4%
Public authorities & electric railroads	1,202	1,272	(5.5)%	(5.8)%	47	47	—%
Other(b)	—	—	n/a	n/a	888	867	2.4%
Total rate-regulated electric revenues(c)	86,607	89,441	(3.2)%	(1.1)%	5,854	5,881	(0.5)%
Other Rate-Regulated Revenue(d)					(107)	1	(10,800.0)%
Total Electric Revenues					$5,747	$5,882	(2.3)%
Purchased Power					$1,941	$2,155	(9.9)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	6,429	6,281	6,198	2.4%	3.7%
Cooling Degree-Days	960	1,290	893	(25.6)%	7.5%

Number of Electric Customers	2019	2018
Residential	3,669,957	3,647,752
Small Commercial & Industrial	385,373	382,069
Large Commercial & Industrial	1,980	1,986
Public Authorities & Electric Railroads	4,854	4,769
Total	4,062,164	4,036,576
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $17 million and $4 million for the three months ended December 31, 2019 and 2018, respectively, and $30 million and $27 million for the twelve months ended December 31, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended December 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales (a)
Residential	3,082	3,264	(5.6)%	(4.7)%	$365	$367	(0.5)%
Small commercial & industrial	1,890	1,904	(0.7)%	0.3%	100	98	2.0%
Large commercial & industrial	3,509	3,624	(3.2)%	(1.9)%	56	49	14.3%
Public authorities & electric railroads	165	193	(14.5)%	(14.2)%	6	7	(14.3)%
Other(b)	—	—	n/a	n/a	63	62	1.6%
Total rate-regulated electric revenues(c)	8,646	8,985	(3.8)%	(2.7)%	590	583	1.2%
Other Rate-Regulated Revenue(d)					(2)	(5)	(60.0)%
Total Electric Revenue					588	578	1.7%
Natural Gas (in mmcfs)
Rate-Regulated Deliveries and Sales(e)
Residential	13,518	14,888	(9.2)%	0.5%	124	136	(8.8)%
Small commercial & industrial	7,243	6,205	16.7%	1.9%	47	41	14.6%
Large commercial & industrial	4	7	(42.9)%	12.2%	—	—	n/a
Transportation	6,735	7,353	(8.4)%	(7.9)%	7	7	—%
Other(f)	—	—	n/a	n/a	1	2	(50.0)%
Total rate-regulated natural gas revenues(g)	27,500	28,453	(3.4)%	(1.3)%	179	186	(3.8)%
Other Rate-Regulated Revenue(d)					—	1	(100.0)%
Total Natural Gas Revenues					179	187	(4.3)%
Total Electric and Natural Gas Revenues					$767	$765	0.3%
Purchased Power and Fuel					$260	$273	(4.8)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	1,603	1,647	1,568	(2.7)%	2.2%
Cooling Degree-Days	40	78	30	(48.7)%	33.3%

Twelve Months Ended December 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales (a)
Residential	13,650	14,005	(2.5)%	(1.4)%	$1,596	$1,566	1.9%
Small commercial & industrial	7,983	8,177	(2.4)%	(1.2)%	404	404	—%
Large commercial & industrial	14,958	15,516	(3.6)%	(3.4)%	219	223	(1.8)%
Public authorities & electric railroads	725	761	(4.7)%	(5.0)%	29	28	3.6%
Other(b)	—	—	n/a	n/a	249	243	2.5%
Total rate-regulated electric revenues(c)	37,316	38,459	(3.0)%	(2.3)%	2,497	2,464	1.3%
Other Rate-Regulated Revenue(d)					(7)	6	(216.7)%
Total Electric Revenues					2,490	2,470	0.8%
Natural Gas (in mmcfs)
Rate-Regulated Deliveries and Sales(e)
Residential	40,196	43,450	(7.5)%	0.9%	409	395	3.5%
Small commercial & industrial	23,828	21,997	8.3%	1.4%	169	143	18.2%
Large commercial & industrial	50	65	(23.1)%	7.4%	1	1	—%
Transportation	25,822	26,595	(2.9)%	(1.3)%	25	23	8.7%
Other(f)	—	—	n/a	n/a	6	6	—%
Total rate-regulated gas revenues(g)	89,896	92,107	(2.4)%	0.4%	610	568	7.4%
Other Rate-Regulated Revenue(d)					—	—	—%
Total Natural Gas Revenues					610	568	7.4%
Total Electric and Natural Gas Revenues					$3,100	$3,038	2.0%
Purchased Power and Fuel					$1,029	$1,090	(5.6)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	4,307	4,539	4,458	(5.1)%	(3.4)%
Cooling Degree-Days	1,610	1,584	1,415	1.6%	13.8%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	1,494,462	1,480,925	Residential	487,337	482,255
Small Commercial & Industrial	154,000	152,797	Small Commercial & Industrial	44,374	44,170
Large Commercial & Industrial	3,104	3,118	Large Commercial & Industrial	2	1
Public Authorities & Electric Railroads	10,039	9,565	Transportation	730	754
Total	1,661,605	1,646,405	Total	532,443	527,180
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended December 31, 2019 and 2018, respectively, and $5 million and $7 million for the twelve months ended December 31, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling less than $1 million for both the three months ended December 31, 2019 and 2018, and $1 million for both the twelve months ended December 31, 2019 and 2018.

BGE Statistics
Three Months Ended December 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	2,908	2,988	(2.7)%	0.1%	$307	$328	(6.4)%
Small commercial & industrial	697	708	(1.6)%	0.6%	60	61	(1.6)%
Large commercial & industrial	3,213	3,334	(3.6)%	(1.5)%	101	104	(2.9)%
Public authorities & electric railroads	65	63	3.2%	(0.8)%	7	7	—%
Other(b)	—	—	n/a	n/a	79	81	(2.5)%
Total rate-regulated electric revenues(c)	6,883	7,093	(3.0)%	(0.6)%	554	581	(4.6)%
Other Rate-Regulated Revenue(d)					3	(3)	(200.0)%
Total Electric Revenues					557	578	(3.6)%
Natural Gas (in mmcfs)
Rate-Regulated Deliveries and Sales(e)
Residential	13,145	13,836	(5.0)%	3.0%	147	146	0.7%
Small commercial & industrial	2,834	3,268	(13.3)%	(9.8)%	23	22	4.5%
Large commercial & industrial	13,529	12,353	9.5%	12.0%	38	36	5.6%
Other(f)	3,300	2,766	19.3%	n/a	12	14	(14.3)%
Total rate-regulated gas revenues(g)	32,808	32,223	1.8%	5.4%	220	218	0.9%
Other Rate-Regulated Revenue(d)					2	3	(33.3)%
Total Natural Gas Revenues					222	221	0.5%
Total Electric and Natural Gas Revenues					$779	$799	(2.5)%
Purchased Power and Fuel					$248	$300	(17.3)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	1,570	1,689	1,667	(7.0)%	(5.8)%
Cooling Degree-Days	45	74	27	(39.2)%	66.7%

Twelve Months Ended December 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	12,712	12,948	(1.8)%	(1.1)%	$1,326	$1,382	(4.1)%
Small commercial & industrial	2,935	3,017	(2.7)%	(2.1)%	254	257	(1.2)%
Large commercial & industrial	13,780	13,995	(1.5)%	(0.6)%	436	429	1.6%
Public authorities & electric railroads	257	263	(2.3)%	(1.6)%	27	28	(3.6)%
Other(b)	—	—	n/a	n/a	321	327	(1.8)%
Total rate-regulated electric revenues(c)	29,684	30,223	(1.8)%	(1.0)%	2,364	2,423	(2.4)%
Other Rate-Regulated Revenue(d)					15	5	200.0%
Total Electric Revenues					2,379	2,428	(2.0)%
Natural Gas (in mmcfs)
Rate-Regulated Deliveries and Sales(e)
Residential	41,315	43,127	(4.2)%	2.7%	474	491	(3.5)%
Small commercial & industrial	9,252	10,288	(10.1)%	(6.5)%	77	77	—%
Large commercial & industrial	46,776	46,398	0.8%	2.1%	132	124	6.5%
Other(f)	7,359	13,949	(47.2)%	n/a	31	63	(50.8)%
Total rate-regulated natural gas revenues(g)	104,702	113,762	(8.0)%	1.5%	714	755	(5.4)%
Other Rate-Regulated Revenue(d)					13	(14)	(192.9)%
Total Natural Gas Revenues					727	741	(1.9)%
Total Electric and Natural Gas Revenues					$3,106	$3,169	(2.0)%
Purchased Power and Fuel					$1,052	$1,182	(11.0)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	4,320	4,658	4,635	(7.3)%	(6.8)%
Cooling Degree-Days	1,118	1,106	883	1.1%	26.6%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	1,177,333	1,168,372	Residential	639,426	633,757
Small Commercial & Industrial	114,504	113,915	Small Commercial & Industrial	38,345	38,332
Large Commercial & Industrial	12,322	12,253	Large Commercial & Industrial	6,037	5,954
Public Authorities & Electric Railroads	268	262	Total	683,808	678,043
Total	1,304,427	1,294,802
__________

(a)
Reflects delivery volumes and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $3 million for both the three months ended December 31, 2019 and 2018 and $8 million for both the twelve months ended December 31, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling $5 million and $8 million for the three months ended December 31, 2019 and 2018, respectively, and $18 million and $21 million for the twelve months ended December 31, 2019 and 2018, respectively.

Pepco Statistics
Three Months Ended December 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	1,801	1,906	—	(1.9)%	$221	$229	(3.5)%
Small commercial & industrial	292	316	(7.6)%	(6.5)%	35	37	(5.4)%
Large commercial & industrial	3,505	3,712	(5.6)%	(4.6)%	200	214	(6.5)%
Public authorities & electric railroads	149	202	(26.2)%	(26.1)%	7	9	(22.2)%
Other(b)	—	—	n/a	n/a	61	46	32.6%
Total rate-regulated electric revenues(c)	5,747	6,136	(6.3)%	(4.6)%	524	535	(2.1)%
Other Rate-Regulated Revenue(d)					(11)	(6)	83.3%
Total Electric Revenues					$513	$529	(3.0)%
Purchased Power					$152	$156	(2.6)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	1,368	1,408	1,367	(2.8)%	0.1%
Cooling Degree-Days	68	117	48	(41.9)%	41.7%

Twelve Months Ended December 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	8,225	8,434	—	(0.7)%	$1,012	$1,021	(0.9)%
Small commercial & industrial	1,306	1,298	0.6%	1.2%	149	140	6.4%
Large commercial & industrial	14,731	15,373	(4.2)%	(3.4)%	833	846	(1.5)%
Public authorities & electric railroads	778	733	6.1%	5.7%	34	32	6.3%
Other(b)	—	—	n/a	n/a	227	193	17.6%
Total rate-regulated electric revenues(c)	25,040	25,838	(3.1)%	(2.0)%	2,255	2,232	1.0%
Other Rate-Regulated Revenue(d)					5	—	100.0%
Total Electric Revenues					$2,260	$2,232	1.3%
Purchased Power					$665	$654	1.7%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	3,603	3,866	3,829	(6.8)%	(5.9)%
Cooling Degree-Days	2,001	1,978	1,685	1.2%	18.8%

Number of Electric Customers	2019	2018
Residential	817,770	807,442
Small Commercial & Industrial	54,265	54,306
Large Commercial & Industrial	22,271	22,022
Public Authorities & Electric Railroads	160	150
Total	894,466	883,920
__________

(a)
Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $1 million for both the three months ended December 31, 2019 and 2018 and $5 million and $6 million for the twelve months ended December 31, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment changes.

DPL Statistics
Three Months Ended December 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	1,177	1,220	(3.5)%	(0.6)%	$147	$156	(5.8)%
Small commercial & industrial	522	541	(3.5)%	(2.5)%	45	48	(6.3)%
Large commercial & industrial	1,108	1,185	(6.5)%	(5.7)%	24	26	(7.7)%
Public authorities & electric railroads	12	12	—%	(1.1)%	3	3	—%
Other(b)	—	—	n/a	n/a	53	46	15.2%
Total rate-regulated electric revenues(c)	2,819	2,958	(4.7)%	(2.5)%	272	279	(2.5)%
Other Rate-Regulated Revenue(d)					(5)	—	n/a
Total Electric Revenues					267	279	(4.3)%
Natural Gas (in mmcfs)
Rate-Regulated Deliveries and Sales(e)
Residential	2,862	2,832	1.1%	5.2%	32	31	3.2%
Small commercial & industrial	1,314	1,303	0.8%	5.1%	14	14	—%
Large commercial & industrial	439	514	(14.6)%	(14.5)%	1	2	(50.0)%
Transportation	1,829	1,938	(5.6)%	(4.6)%	4	4	—%
Other(f)	—	—	n/a	n/a	1	1	—%
Total rate-regulated gas revenues	6,444	6,587	(2.2)%	0.7%	52	52	—%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					52	52	—%
Total Electric and Natural Gas Revenues					$319	$331	(3.6)%
Purchased Power and Fuel					$127	$137	(7.3)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	1,569	1,641	1,588	(4.4)%	(1.2)%
Cooling Degree-Days	49	90	31	(45.6)%	58.1%

Natural Gas Service Territory				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	1,647	1,718	1,667	(4.1)%	(1.2)%

Twelve Months Ended December 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	5,287	5,423	(2.5)%	(0.4)%	$645	$669	(3.6)%
Small commercial & industrial	2,257	2,297	(1.7)%	(1.4)%	186	186	—%
Large commercial & industrial	4,515	4,733	(4.6)%	(4.4)%	99	100	(1.0)%
Public authorities & electric railroads	45	45	—%	0.3%	14	14	—%
Other(b)	—	—	n/a	n/a	204	175	16.6%
Total rate-regulated electric revenues(c)	12,104	12,498	(3.2)%	(2.1)%	1,148	1,144	0.3%
Other Rate-Regulated Revenue(d)					(9)	7	(228.6)%
Total Electric Revenues					1,139	1,151	(1.0)%
Natural Gas (in mmcfs)
Rate-Regulated Deliveries and Sales(e)
Residential	8,613	8,633	(0.2)%	4.2%	96	99	(3.0)%
Small commercial & industrial	4,287	4,134	3.7%	7.8%	45	44	2.3%
Large commercial & industrial	1,811	1,952	(7.2)%	(7.1)%	5	8	(37.5)%
Transportation	6,733	6,831	(1.4)%	(0.2)%	14	16	(12.5)%
Other(f)	—	—	n/a	n/a	7	13	(46.2)%
Total rate-regulated gas revenues	21,444	21,550	(0.5)%	2.5%	167	180	(7.2)%
Other Rate-Regulated Revenue(d)					—	1	(100.0)%
Total Natural Gas Revenues					167	181	(7.7)%
Total Electric and Natural Gas Revenues					$1,306	$1,332	(2.0)%
Purchased Power and Fuel					$526	$561	(6.2)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	4,284	4,523	4,513	(5.3)%	(5.1)%
Cooling Degree-Days	1,513	1,515	1,240	(0.1)%	22.0%

Natural Gas Service Territory				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	4,475	4,713	4,698	(5.0)%	(4.7)%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	468,162	463,670	Residential	125,873	124,183
Small Commercial & Industrial	61,721	61,381	Small Commercial & Industrial	9,999	9,986
Large Commercial & Industrial	1,411	1,406	Large Commercial & Industrial	17	18
Public Authorities & Electric Railroads	613	621	Transportation	159	156
Total	531,907	527,078	Total	136,048	134,343
 __________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $2 million for both the three months ended December 31, 2019 and 2018 and $7 million and $8 million for the twelve months ended December 31, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended December 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	1,470	823	78.6%	(2.0)%	$133	$126	5.6%
Small commercial & industrial	431	296	45.6%	0.1%	38	34	11.8%
Large commercial & industrial	938	839	11.8%	(0.8)%	46	40	15.0%
Public authorities & electric railroads	10	12	(16.7)%	5.6%	3	2	50.0%
Other(b)	—	—	n/a	n/a	53	52	1.9%
Total rate-regulated electric revenues(c)	2,849	1,970	44.6%	(1.1)%	273	254	7.5%
Other Rate-Regulated Revenue(d)					1	—	n/a
Total Electric Revenues					$274	$254	7.9%
Purchased Power					$128	$130	(1.5)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	1,569	1,595	1,597	(1.6)%	(1.8)%
Cooling Degree-Days	44	88	30	(50.0)%	46.7%

Twelve Months Ended December 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	3,966	4,185	(5.2)%	(3.5)%	$659	$661	(0.3)%
Small commercial & industrial	1,346	1,361	(1.1)%	0.1%	170	162	4.9%
Large commercial & industrial	3,429	3,565	(3.8)%	(3.4)%	180	178	1.1%
Public authorities & electric railroads	47	49	(4.1)%	(2.9)%	13	12	8.3%
Other(b)	—	—	n/a	n/a	218	227	(4.0)%
Total rate-regulated electric revenues(c)	8,788	9,160	(4.1)%	(2.9)%	1,240	1,240	—%
Other Rate-Regulated Revenue(d)					—	(4)	(100.0)%
Total Electric Revenues					$1,240	$1,236	0.3%
Purchased Power					$608	$616	(1.3)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	4,467	4,523	4,676	(1.2)%	(4.5)%
Cooling Degree-Days	1,374	1,535	1,158	(10.5)%	18.7%

Number of Electric Customers	2019	2018
Residential	494,596	490,975
Small Commercial & Industrial	61,497	61,386
Large Commercial & Industrial	3,392	3,515
Public Authorities & Electric Railroads	679	656
Total	560,164	556,532
__________

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling less than $1 million for both the three months ended December 31, 2019 and 2018, and $3 million for both the twelve months ended December 31, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charges.

Generation Statistics

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,911	15,175	58,347	64,099
Midwest	23,431	23,752	94,890	94,283
New York	7,305	6,882	28,088	26,640
Total Nuclear Generation	44,647	45,809	181,325	185,022
Fossil and Renewables
Mid-Atlantic	533	1,010	2,884	3,670
Midwest	394	353	1,374	1,373
New York	1	—	5	3
ERCOT	2,928	2,791	13,572	11,180
Other Power Regions(b)	2,687	2,563	11,476	13,256
Total Fossil and Renewables	6,543	6,717	29,311	29,482
Purchased Power
Mid-Atlantic	4,431	1,678	14,790	6,506
Midwest	762	263	1,424	996
ERCOT	1,236	1,046	4,821	6,550
Other Power Regions(b)	11,980	12,268	48,673	44,998
Total Purchased Power	18,409	15,255	69,708	59,050
Total Supply/Sales by Region
Mid-Atlantic(c)	18,875	17,863	76,021	74,275
Midwest(c)	24,587	24,368	97,688	96,652
New York	7,306	6,882	28,093	26,643
ERCOT	4,164	3,837	18,393	17,730
Other Power Regions(b)	14,667	14,831	60,149	58,254
Total Supply/Sales by Region	69,599	67,781	280,344	273,554

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Outage Days(d)
Refueling	64	76	209	274
Non-refueling	8	18	51	38
Total Outage Days	72	94	260	312
__________

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes New England, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.